Natural Gas Technologies, Inc.
                              231 Pine Street
                                Suite 106A
                           Abilene, Texas 79601

                              March 17, 1997

Lyric Energy, Inc.
c/o Stahl Petroleum Company
1013 West Eighth Avenue
Amarillo, Texas 79101


Gentlemen:

     This letter agreement supplements our earlier agreement dated January 2, 1997 (the "January 2 Agreement"). All capitalized terms not defined herein have the same meaning as in the January 2 Agreement.

     1. As a result of certain non-dilution rights granted to Amarillo National Bank (the "Bank"), Lyric issued an additional 425,150 shares of Common Stock to the Bank in February 1997. Accordingly, 46,958,483 shares of Common Stock are currently outstanding and 203,041,517 shares of Common Stock are currently authorized but unissued.

     2. Lyric and NGT shall immediately commence the preparation of an information statement at NGT's expense to be used in connection with a special meeting of Lyric stockholders to approve (i) a 268.3342 share for one share reverse stock split; (ii) a name change to Natural Gas Technologies, Inc.;
(iii) amendments to Lyric's articles of incorporation to eliminate the liability of officers and directors and to reduce the voting requirements for certain significant corporate actions; and (iv) the authorization of 10,000,000 shares of no par value preferred stock which will be reserved for future issuance in the discretion of the Board of Directors. Lyric and NGT shall use their best efforts to complete the information statement and obtain SEC approval of the same so as to allow the special meeting of stockholders to occur in May 1997.

     3. The Note, which was entered into on or about February 4, 1997, shall be amended and restated (i) to indicate that the Note will be convertible into 203,041,517 shares; (ii) to provide that conversion shall occur upon the later to occur of Lyric becoming current on its periodic reports required under the Securities Exchange Act of 1934, as amended (the "'34 Act"), and the receipt by Lyric of a waiver by the Bank of its non-dilution rights; and (iii) to delete the provisions of Section 9.6 and provide instead that the vacancies created by the resignations of L.K. Hayhurst and Jim Clements from Lyric's board of directors shall be filled upon conversion of the Note by two directors selected by NGT. NGT and Lyric shall use their best efforts to complete and file as soon as practicable the periodic reports required to bring Lyric current under the '34 Act and thereafter Lyric shall use its best efforts to obtain the above-referenced waiver from the Bank as soon as practicable.

     4. The Share Exchange shall occur in two stages. The first stage shall occur immediately after stockholder approval of the matters set forth in paragraph 2 above and shall consist of the exchange of approximately 2,055,000 shares of Lyric Common Stock (post-reverse split) for approximately eighty percent of the equity interests, which interests are held by certain NGT officers, directors and their family members and affiliates.
Upon the completion of the first stage, Lyric will own approximately eighty percent of all of the issued and outstanding shares of NGT and shall thereafter consolidate the financial statements of NGT with its own financial statements. The second stage shall occur upon the effective date of an S-4 registration statement registering the exchange of all of the remaining equity interests of NGT into 513,000 shares of Lyric Common Stock (post-reverse split) and providing for the distribution of the 756,674 post-reverse split shares issued to NGT upon conversion of the Note to the shareholders of NGT immediately prior to the Share Exchange. The foregoing terms are subject to adjustment based upon the anticipated conversion of certain preferred stock of NGT and based upon certain anticipated oil and gas property acquisitions by NGT prior to the Share Exchange. Notwithstanding the foregoing, the current Lyric shareholders shall hold five percent of the Common Stock at the conclusion of the Share Exchange.

     5. The consummation of the Share Exchange shall be conditioned upon the completion of due diligence and final documentation therefor.

     6. Except as modified hereby, the January 2 Agreement shall remain in full force and effect.

     If the foregoing terms are agreeable, please indicate your acceptance by signing and returning to NGT the enclosed copy of this letter agreement.

                              Very truly yours,

                              NATURAL GAS TECHNOLOGIES, INC.

                              By: /s/ Brent A. Wagman
                                   Brent A. Wagman, President
Agreed and accepted this
18th day of March, 1997.

LYRIC ENERGY, INC.


By:  /s/ G.E. Stahl
     G.E. Stahl, President